Earnings Presentation July 24, 2023 NASDAQ: IBTX Exhibit 99.2

NASDAQ: IBTX 2 Safe Harbor Statement The numbers as of and for the quarter ended June 30, 2023 are unaudited. This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans and the future performance of Independent Bank Group, Inc. (“IBTX”). Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “could,” “may,” “should,” “will” or other similar words and expressions are intended to identify these forward-looking statements. These forward-looking statements are based on IBTX’s current expectations and assumptions regarding IBTX’s business, the economy, and other future conditions. Because forward-looking statements relate to future results and occurrences, they are subject to inherent uncertainties, assumptions, risks, and changes in circumstances that are difficult to predict. Many possible events or factors could materialize or IBTX’s underlying assumptions could prove incorrect and affect IBTX’s future financial results and performance and could cause actual results or performance to differ materially from anticipated results or performance. Such risks and uncertainties include, among others, risks relating to the coronavirus (COVID-19) pandemic and its effect on U.S. and world financial markets, potential regulatory actions, changes in consumer behaviors and impacts on and modifications to the operations and business of IBTX relating thereto, and the business, economic and political conditions in the markets in which IBTX operates. Except to the extent required by applicable law or regulation, IBTX disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Further information regarding IBTX and factors which could affect the forward-looking statements contained herein can be found in IBTX’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, Quarterly Report on Form 10-Q for the period ended March 31, 2023 and its other filings with the Securities and Exchange Commission.

NASDAQ: IBTX 3 Safe Harbor Statement (cont.) Non-GAAP Financial Measures In addition to results presented in accordance with GAAP, this presentation contains certain non-GAAP financial measures. These measures and ratios include “adjusted net income,” “tangible book value,” “tangible book value per common share,” “adjusted efficiency ratio,” “tangible common equity to tangible assets,” “return on tangible common equity,” “adjusted return on average assets,” “adjusted return on average common equity,” “adjusted return on tangible common equity,” “adjusted earnings per share,” “adjusted diluted earnings per share,” “adjusted net interest margin,” “adjusted net interest income,” “adjusted noninterest expenses” and “adjusted noninterest income” and are supplemental measures that are not required by, or are not presented in accordance with, accounting principles generally accepted in the United States. We believe that these measures provide useful information to management and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP; however we acknowledge that our financial measures have a number of limitations relative to GAAP financial measures. Certain non-GAAP financial measures exclude items of income, expenditures, expenses, assets, or liabilities, including provisions for credit losses and the effect of goodwill, other intangible assets and income from accretion on acquired loans arising from purchase accounting adjustments, that we believe cause certain aspects of our results of operations or financial condition to be not indicative of our primary operating results. All of these items significantly impact our financial statements. Additionally, the items that we exclude in our adjustments are not necessarily consistent with the items that our peers may exclude from their results of operations and key financial measures and therefore may limit the comparability of similarly named financial measures and ratios. We compensate for these limitations by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance. A reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures is included at the end of this presentation.

NASDAQ: IBTX 4 David R. Brooks Chairman of the Board and CEO, Director • 44 years in the financial services industry; 36 years at Independent Bank • Active in community banking since the early 1980s - led the investor group that acquired Independent Bank in 1988 Paul B. Langdale Executive Vice President, Chief Financial Officer • 13 years in the financial services industry; 5 years at Independent Bank Daniel W. Brooks Vice Chairman, Director • 41 years in the financial services industry; 35 years at Independent Bank • Active in community banking since the early 1980s Today's Presenters

NASDAQ: IBTX 5 2023 Q2 Results GAAP $0.80 EPS $33.1 Million Net Income 0.71% Return on Average Assets 5.62% Return on Average Equity 11.95% Total Capital Ratio 8.92% Leverage Ratio Non-GAAP1 $0.82 Adj. EPS $33.7 Million Adj. Net Income 0.73% Adj. Return on Average Assets 5.73% Adj. Return on Average Equity 10.34% Adjusted Return on Tangible Equity 7.37% TCE Highlights • Resilient credit quality with nonperforming assets of 0.32% of total assets and net recoveries of 0.03% annualized for the quarter • Decreased loan to deposit ratio to 95.1% at quarter-end compared to 99.8% at prior quarter-end • Continued expense discipline with total adjusted (non-GAAP) noninterest expense of $84.5 million for the quarter with total reported noninterest expense of $85.7 million • Strong liquidity, with cash and available for sale securities representing approximately 13.6% of assets at June 30, 2023, and with the ability to access considerable sources of contingent liquidity • Capital remains strong, with ratios well above the standards to be considered well-capitalized under regulatory requirements, with an estimated total capital ratio of 11.95%, leverage ratio of 8.92%, and (non-GAAP) tangible common equity (TCE) ratio of 7.37% 1Adjusted (non-GAAP) metrics. See Appendix for reconciliation to the closest applicable GAAP metrics.

2023 Q2 Selected Financials

$ in thousands, except per share data

	As of and for the Quarter Ended				
Selected Balance Sheet Data	June 30, 2023	March 31, 2023	June 30, 2022	Linked Quarter Change	Annual Change
Total Assets	$ 18,719,802	$ 18,798,354	$ 18,107,093	(0.4)%	3.4 %
LHFI, Excluding Mortgage Warehouse Loans [1]	13,628,025	13,606,039	12,979,938	0.2	5.0
Mortgage Warehouse Loans	491,090	400,547	538,190	22.6	(8.8)
Total Deposits	14,873,506	14,055,687	15,063,948	5.8	(1.3)
Total Borrowings (Other Than Junior Subordinated Debentures)	1,180,262	2,137,607	509,718	(44.8)	131.6
Total Stockholders' Equity	2,353,042	2,350,857	2,364,335	0.1	(0.5)
Selected Earnings and Profitability Data					
Net Interest Income	$ 113,607	$ 127,922	$ 137,999	(11.2)%	(17.7)%
Net Interest Margin	2.71 %	3.17 %	3.51 %	(14.5)	(22.8)
Noninterest Income	$ 14,095	$ 12,754	$ 13,877	10.5	1.6
Noninterest Expense	85,705	189,380	85,925	(54.7)	(0.3)
Net Income	33,077	(37,510)	52,360	188.2	(36.8)
Adjusted Net Income [2]	33,726	44,083	53,304	(23.5)	(36.7)
Basic EPS	0.80	(0.91)	1.25	187.9	(36.0)
Adjusted Basic EPS [2]	0.82	1.07	1.28	(23.4)	(35.9)
Diluted EPS	0.80	(0.91)	1.25	187.9	(36.0)
Adjusted Diluted EPS [2]	0.82	1.07	1.27	(23.4)	(35.4)
Return on Average Assets	0.71 %	(0.83)%	1.19 %	185.5	(40.3)
Adjusted Return on Average Assets [2]	0.73	0.98	1.21	(25.5)	(39.7)

[1] LHFI excludes mortgage warehouse purchase loans and includes SBA PPP loans of $3,277, $3,542 and $26,669, respectively.
[2] Adjusted (non-GAAP) metrics. See Appendix for reconciliation to the closest applicable GAAP metrics.

INDEPENDENT BANK GROUP NASDAQ: IBTX

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NASDAQ: IBTX 7 (1) Adjusted (non-GAAP) metrics. See Appendix for reconciliation to the closest applicable GAAP metrics. (2) Includes a $53,880 reduction to retained earnings due to the January 1, 2021 CECL adoption 7 Year Ending $27.44 $28.99 $33.23 $35.25 $32.25 Tangible Book Value (1) 2018 2019 2020 2021 (2) 2022 Quarter Ending $31.61 $31.44 $32.25 $31.42 $31.55 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Tangible Book Value Trends

NASDAQ: IBTX 8 Quarter Ending $138.0 $113.6 $13.9 $13.7 $84.8 $84.5 $3.1 $3.1 53.75% 63.93% Q2 2022 Q2 2023 Year Ending $513.2 $520.3 $558.2 $79.7 $66.3 $53.6 $285.7 $312.0 $344.1 $12.7 $12.6 $12.5 46.04% 51.04% 54.20% Adjusted net interest income Adjusted noninterest income Adjusted noninterest expense Amortization of other intangible assets Adjusted efficiency ratio 2020 2021 2022 (1) Adjusted (non-GAAP) metrics. See Appendix for reconciliation to the closest applicable GAAP metrics. 8 $ in Millions Adjusted Efficiency Ratio Trends (1)

NASDAQ: IBTX 9 Total Loans by Year and Current Annual Trend ($ in Millions)(1) Quarter Ending $13,545 $14,138 Q2 2022 Q2 2023 (1) Includes loans held for sale 9 Year Ending $13,159 $12,472 $13,921 Organic Mortgage warehouse purchase loans PPP Loans 2020 2021 2022 4.4% Total Increase (4.6% Increase, net PPP)2020 - 2022 CAGR 2.9% Loan Portfolio Growth

NASDAQ: IBTX 10 North Texas 38.4% Central Texas 13.1% Houston 24.3% Colorado 24.2% Owner Occupied CRE 22.4% As of June 30, 2023: $13,628 Million LHFI 1 $491 Million Mortgage Warehouse 0.28% NPLs/LHFI (0.03)% NCOs/Avg. Total Loans 2023 Q2 Annualized 389.84% Allowance/NPLs LOANS BY REGION (6/30/2023) Non-Owner Occupied CRE 77.6% LOAN COMPOSITION (6/30/2023) 1 LHFI excludes mortgage warehouse purchase loans. Loan Portfolio Overview 5.45% 2023 YTD Loan Yield CRE 56.5% Mortgage Warehouse 3.5% 1-4 Family 11.6% 1-4 Family Construction 3.4% Consumer 0.6% C&I 15.7% Agricultural 0.8% Construction & Development 7.9%

NASDAQ: IBTX 11 Land/Land Development 30.9% CRE Construction 40.5% SFR Construction 28.6% Retail 19.7% Office 12.6% Industrial 5.9% Hotel/Motel 2.7% Multifamily 34.9% Healthcare 4.1% Misc. CRE 20.1% Construction & Development As of June 30, 2023: $1.6 Billion C&D Portfolio Size 79% C&D / Bank Regulatory Capital 97.3% # Loans in IBTX Markets1 (Texas and Colorado) $2.1 Million Average Loan Size1 657 C&D Loans1 34.2% Owner Occupied C&D Loans1 CRE CONSTRUCTION PORTFOLIO LOANS > $500 THOUSAND (6/30/2023) C&D PORTFOLIO LOANS > $500 THOUSAND (6/30/2023) 1Loans > $500 thousand

NASDAQ: IBTX 12 Multifamily 11.2% Office and Office Warehouse 19.5% Retail 29.9% Hotel/Motel 4.5% Industrial 11.4% Daycare/School 2.8% Healthcare 4.6% Church 1.7% Convenience Store 3.8% Mini Storage 1.4% Restaurant 2.0% Miscellaneous 3.7% Mixed Use (Non-Retail) 0.7% Dealerships 1.0% RV & Mobile Home Parks 1.8% Commercial Real Estate CRE COMPOSITION (6/30/2023) As of June 30, 2023: $8.0 Billion CRE Loans $32.7 Million Largest CRE Loan Size $1.6 Million Average CRE Loan Size 22.4% Owner Occupied

NASDAQ: IBTX 13 Retail CRE & C&D As of June 30, 2023: $2.5 Billion Retail Loan Portfolio Size $31.7 Million Largest Retail Loan 1,070 Total Retail Loans 89.2% Loans in IBTX Markets (Texas and Colorado) $2.3 Million Average Loan Size 135 Number of Loans >$5MM $10.0 Million Avg. Size of Loans >$5MM Strip Center 67.9% Big Box 1.2% Mixed Use 18.0% Free Standing / Single Tenant 12.9% RETAIL CRE & C&D COMPOSITION LOANS > $500 THOUSAND 6/30/2023

NASDAQ: IBTX 14 Office Non-Owner Occupied 50.8% Office Owner Occupied 16.0% Office/Warehouse Non- Owner Occupied 21.5% Office/Warehouse Owner Occupied 11.7% Office CRE & C&D As of June 30, 2023: $1.6 Billion Total Office CRE & C&D $23.2 Million Largest Office Loan $1.2 Million Average Loan Size 27.7% Owner Occupied 33.2% Office/Warehouse OFFICE CRE & C&D COMPOSITION 6/30/2023

NASDAQ: IBTX 15 Hotel Loans by Property Location 49.2% 36.4% Texas Colorado Other Hotel & Motel As of June 30, 2023: $376.4 Million Hotel & Motel Loan Portfolio Size $5.3 Million Average Loan Size 50.2% Average LTV We maintain a granular book of hotel loans in our markets, the majority of which are branded, limited/ select service properties in our core markets across Texas and Colorado. Hotel Loans by Type 95.9% 4.1% CRE Construction & Development 14.4% Hotel Loans by Product Type 16.8% 77.0% 6.2% Full Service Brand Limited/Selected Service Brand Boutique/Independent

NASDAQ: IBTX 16 Energy Lending As of June 30, 2023: $593.3 Million Size of Energy Portfolio 98.8% / 1.2% E&P Loans / Services Loans 1.6% Energy ACL / Energy Loans 4.4% Energy Loans / Total LHFI Energy by Type (1) $586.2 $7.1 E&P Services $ in millions (1) Energy assets are well-diversified by basin across the United States.

NASDAQ: IBTX 17 3.03% 3.43% 2.91% 2.36% 1.83% 1.44% 1.49% 1.50% 0.91% 0.68% 0.64% 0.76% 0.53% 0.41% 0.42% 4.41% 4.15% 4.11% 3.36% 2.67% 2.07% 1.71% 1.57% 1.31% 1.12% 0.98% 1.22% 0.94% 0.80% 0.58% 1.62% 1.89% 1.14% 0.81% 0.53% 0.32% 0.37% 0.39% 0.24% 0.16% 0.24% 0.44% 0.49% 0.29% 0.28% IBTX U.S. Average Texas Average 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 Q2 1.22% 1.05% 0.74% 0.40% 0.19% 0.11% 0.16% 0.28% 0.18% 0.18% 0.16% 0.26% 0.05% 0.05% 0.06% 2.67% 2.67% 1.64% 1.12% 0.70% 0.49% 0.43% 0.46% 0.48% 0.46% 0.49% 0.49% 0.24% 0.26% 0.39% 0.21% 0.31% 0.11% 0.06% 0.09% 0.03% 0.02% 0.12% 0.01% 0.06% 0.07% 0.05% 0.06% 0.04% 0.00% IBTX U.S. Average Texas Average 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 YTD Historically Strong Credit Culture Source: S&P Capital IQ. Note: Financial data as of and for the YTD period ended March 31, 2023 for U.S. and Texas banking industry aggregate data and June 30, 2023 for IBTX. (1) LHFI excludes mortgage warehouse purchase loans. NCOs / Average Total LoansNPLs / LHFI (1)

NASDAQ: IBTX 18 Quarter Ending $— $3,100 $2,833 $90 $220 $2,891 $1,295 $808 $1,216 $(886) Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Year Ending $42,993 $(9,000) $4,490 $6,634 $7,420 $5,187 Provision expense Net charge-offs 2020 2021 2022 $ in Thousands 18 Provision & Net Charge-offs 0.05% 0.04%0.06% 0.04% (0.03)%0.09% 0.02%0.04% NCOs / Avg. Total Loans (1) (1) Quarterly metrics are annualized.

NASDAQ: IBTX 19 Period Ending $11,941 $14,399 $15,554 $15,121 $14,874 1.08% 0.59% 0.29% 0.52% 1.95% Deposits Average YTD Rate (3) 2019 2020 2021 2022 Q2 2023 Noninterest-Bearing Demand 26.3% Interest-Bearing Checking 26.3% Public Funds 13.7% Savings 4.1% Money Market 9.7% Brokered CDs 7.0% CDs < $100k 2.5% CDs > $100k 10.0% IRAs 0.4% (3) Average rate for total deposits 19 QTD Q2 2023 average rate for interest-bearing deposits: 3.04% Total cost of deposits QTD (3) Q2 2023: 2.19% Deposit Mix, Uninsured Deposits & Pricing DEPOSIT MIX 6/30/2023 DEPOSIT GROWTH VS. AVERAGE RATE $ in Millions ($ in Millions) Total Ratio (1) Uninsured Deposits $ 6,417 43.1 % Adjusted Uninsured Deposits (2) 4,624 31.1 UNINSURED DEPOSITS 6/30/2023 (1) Calculated as a % of total deposits (2) Excludes $1,793M of fully collateralized preferred deposits in the public funds portfolio

NASDAQ: IBTX 20 20 Deposit Funding Vertical Trends $4,044 $6,978 $726 $516 $1,792 $3,761 $7,070 $1,762 $414 $1,867 March 31, 2023 June 30, 2023 Branch Deposits - Non- Interest Bearing Branch Deposits - Interest Bearing Brokered Deposits Non-Brokered Specialty Treasury Deposits Public Funds $ in Millions

NASDAQ: IBTX 21 CRA 0.1% Agency Securities 20.9% Tax-Exempt Municipals 22.5% Mortgage- Backed Securities 40.4% Taxable Municipals 1.7% U.S. Treasury Securities 12.5% Corporates 1.9% 24.6% 75.4% 56.3% 43.7% Securities Portfolio As of June 30, 2023: 2.22% QTD Yield 7.50 Duration in Years 9.8% of Total Assets $1.6 Billion AFS Portfolio Size $206.1 Million HTM Portfolio Size INVESTMENT PORTFOLIO COMPOSITION 6/30/2023 HTM AFS HTM AFS

NASDAQ: IBTX 22 Consolidated Capital (1) Adjusted (non-GAAP) metrics. See Appendix for reconciliation to the closest applicable GAAP metrics. Period Ending 9.76% 10.33% 11.12% 10.09% 9.70% 9.78%9.32% 9.12% 8.80% 9.49% 9.01% 8.92% 11.83% 13.32% 13.67% 12.35% 11.88% 11.95% 8.98% 8.60% 8.53% 7.72% 7.31% 7.37% 10.19% 10.74% 11.52% 10.45% 10.05% 10.13% Common equity tier 1 to risk-weighted assets Tier 1 capital to average assets Total capital to risk-weighted assets Tangible common equity to tangible assets (1) Tier 1 capital to risk-weighted assets 12/31/19 12/31/20 12/31/21 12/31/22 2023 Q1 2023 Q2

APPENDIX
Supplemental Information – Reconciliation of Non-GAAP Financial Measures (Unaudited)

Reconciliation of Adjusted Net Income, EPS, Efficiency Ratio and Profitability Ratios – Quarterly Periods

($ in thousands except per share data)		As of and for the Quarter Ended June 30, 2023	March 31, 2023	June 30, 2022
Net Interest Income - Reported	(a)	$113,607	$127,922	$137,999
Provision Expense - Reported	(b)	220	90	—
Noninterest Income - Reported	(c)	14,095	12,754	13,877
Loss on sale of loans		7	—	17
(Gain) loss on sale and disposal of premises and equipment		(354)	(47)	46
Recoveries on loans charged off prior to acquisition		(13)	(117)	(45)
Adjusted Noninterest Income	(d)	13,735	12,590	13,895
Noninterest Expense - Reported	(e)	85,705	189,380	85,925
Litigation settlement		—	(102,500)	—
Separation expense [1]		—	—	(1,106)
OREO impairment		(1,000)	(1,200)	—
Impairment of assets		(153)	(802)	—
Acquisition expense [2]		(27)	(26)	(65)
Adjusted Noninterest Expense	(f)	84,525	84,852	84,754
Income Tax Expense - Reported	(g)	8,700	(11,284)	13,591
Net Income (Loss) - Reported	(a) - (b) + (c) - (e) - (g) = (h)	33,077	(37,510)	52,360
Adjusted Net Income [3]	(a) - (b) + (d) - (f) = (i)	$33,726	$44,083	$53,304
Average shares for basic EPS	(j)	41,280,312	41,223,376	41,737,534
Average shares for diluted EPS	(k)	41,365,275	41,316,798	41,813,443
Reported Basic EPS	(h) / (j)	$0.80	-$0.91	$1.25
Reported Diluted EPS	(h) / (k)	$0.80	-0.91	1.25
Adjusted Basic EPS	(i) / (j)	0.82	1.07	1.28
Adjusted Diluted EPS	(i) / (k)	0.82	1.07	1.27
EFFICIENCY RATIO				
Amortization of other intangible assets	(l)	$3,111	$3,111	$3,118
Reported Efficiency Ratio	(e - l) / (a + c)	64.68%	132.41%	54.52%
Adjusted Efficiency Ratio	(f - l) / (a + d)	63.93	58.17	53.75
PROFITABILITY [4]				
Total Average Assets	(m)	$18,652,450	$18,228,521	$17,715,989
Total Average Stockholders Common Equity	(n)	2,360,226	2,380,421	2,435,117
Total Average Tangible Common Equity [5]	(o)	1,308,368	1,325,475	1,370,825
Reported Return on Average Assets	(h) / (m)	0.71%	(0.83)%	1.19%
Reported Return on Average Common Equity	(h) / (n)	5.62	(6.39)	8.62
Reported Return on Average Common Tangible Equity	(h) / (o)	10.14	(11.48)	15.32
Adjusted Return on Average Assets [6]	(i) / (m)	0.73	0.98	1.21
Adjusted Return on Average Common Equity [6]	(i) / (n)	5.73	7.51	8.78
Adjusted Return on Tangible Common Equity [6]	(i) / (o)	10.34	13.49	15.60

(1) Separation expenses include severance and accelerated vesting expense for stock awards related to the separation of certain employees. The quarter ended June 30, 2022 reflect payments made due to the separation of an executive officer.
(2) Acquisition expenses includes compensation related expenses for equity awards granted at acquisition.
(3) Assumes an adjusted effective tax rate of 20.8%, 20.7% and 20.6%, respectively. First quarter 2023 normalized rate excludes the effect of the litigation settlement.
(4) Annualized.
(5) Excludes average balance of goodwill and net other intangible assets.
(6) Calculated using adjusted net income.

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APPENDIX

Supplemental Information – Reconciliation of Non-GAAP Financial Measures (Unaudited)

Reconciliation of Adjusted Net Income, EPS, Efficiency Ratio and Profitability Ratios – Annual Periods

($ in thousands except per share data)		For the Year Ended December 31, 2022	2021	2020
Net Interest Income - Reported	(a)	$558,208	$520,322	$516,446
Unexpected income recognized on credit impaired acquired loans [(1)]		—	—	(3,209)
Adjusted Net Interest Income	(b)	558,208	520,322	513,237
Provision Expense - Reported	(c)	4,490	(9,000)	42,993
Noninterest Income - Reported	(d)	51,466	66,517	85,063
Loss (gain) on sale of loans		1,844	(56)	(356)
(Gain) loss on sale of other real estate		—	(63)	36
Gain on sale of securities available for sale		—	(13)	(382)
Loss (gain) on sale and disposal of premises and equipment		494	304	(370)
Recoveries on loans charged off prior to acquisition		(192)	(381)	(4,312)
Adjusted Noninterest Income	(e)	53,612	66,308	79,679
Noninterest Expense - Reported	(f)	358,889	313,606	306,134
Separation expense [(2)]		(11,046)	—	—
Economic development employee incentive grant		1,000	—	—
OREO impairment		—	—	(784)
Impairment of assets		(4,442)	(124)	(462)
COVID-19 expense [(3)]		—	(614)	(1,915)
Acquisition expense [(4)]		(300)	(900)	(17,294)
Adjusted Noninterest Expense	(g)	344,101	311,968	285,679
Income Tax Expense - Reported	(h)	50,004	57,483	51,173
Net Income - Reported	(a) - (c) + (d) - (f) - (h) = (i)	196,291	224,750	201,209
Adjusted Net Income [(5)]	(b) - (c) + (e) - (g) = (j)	$209,747	$225,893	$210,017
Average shares for basic EPS	(k)	41,710,829	43,070,452	43,116,965
Average shares for diluted EPS	(l)	41,794,088	43,129,237	43,116,965
Reported Basic EPS	(i) / (k)	$4.71	$5.22	$4.67
Reported Diluted EPS	(i) / (l)	4.70	5.21	4.67
Adjusted Basic EPS	(j) / (k)	5.03	5.24	4.87
Adjusted Diluted EPS	(j) / (l)	5.02	5.24	4.87
EFFICIENCY RATIO				
Amortization of other intangible assets	(m)	$12,491	$12,580	$12,671
Reported Efficiency Ratio	(f - m) / (a + d)	56.82%	51.30%	48.79%
Adjusted Efficiency Ratio	(g - m) / (b + e)	54.20	51.04	46.04
PROFITABILITY				
Total Average Assets	(n)	$18,009,090	$18,558,168	$16,357,736
Total Average Stockholders Common Equity	(o)	2,442,315	2,536,658	2,435,474
Total Average Tangible Common Equity [(6)]	(p)	1,379,603	1,461,400	1,347,584
Reported Return on Average Assets	(i) / (n)	1.09%	1.21%	1.23%
Reported Return on Average Common Equity	(i) / (o)	8.04	8.86	8.26
Reported Return on Average Common Tangible Equity	(i) / (p)	14.23	15.38	14.93
Adjusted Return on Average Assets [(7)]	(j) / (n)	1.16	1.22	1.28
Adjusted Return on Average Common Equity [(7)]	(j) / (o)	8.59	8.91	8.62
Adjusted Return on Tangible Common Equity [(7)]	(j) / (p)	15.20	15.46	15.58

(1) This is not applicable starting in 2021 under the adoption of CECL.
(2) Separation expenses include severance and accelerated vesting expense for stock awards related to the separation of certain employees. The year ended December 31, 2022 reflects a reduction in workforce due to the restructuring of certain departments and business lines, payments made due to the separation of executive officers and payments made related to the dissolution of a Company department.
(3) COVID-19 expense includes expenses for COVID testing kits, vaccination incentive bonuses, and personal protection and cleaning supplies.
(4) Acquisition expenses includes compensation related expenses for equity awards granted at acquisition.
(5) Assumes an adjusted effective tax rate of 20.3%, 20.4% and 20.5%, respectively.
(6) Excludes average balance of goodwill and net other intangible assets and preferred stock.
(7) Calculated using adjusted net income.

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25 APPENDIX Supplemental Information – Reconciliation of Non-GAAP Financial Measures (Unaudited) Reconciliation of Tangible Common Equity to Tangible Assets and Tangible Book Value Per Common Share – Quarterly Periods ($ in thousands, except per share information) June 30, 2023 March 31, 2023 December 31, 2022 September 30, 2022 June 30, 2022 Tangible Common Equity Total common stockholders equity $2,353,042 $2,350,857 $2,385,383 $2,354,340 $2,364,335 Adjustments: Goodwill (994,021) (994,021) (994,021) (994,021) (994,021) Other intangible assets, net (56,777) (59,888) (62,999) (66,110) (69,227) Tangible Common Equity $1,302,244 $1,296,948 $1,328,363 $1,294,209 $1,301,087 Tangible Assets Total Assets $18,719,802 $18,798,354 $18,258,414 $17,944,493 $18,107,093 Adjustments: Goodwill (994,021) (994,021) (994,021) (994,021) (994,021) Other intangible assets, net (56,777) (59,888) (62,999) (66,110) (69,227) Tangible Assets $17,669,004 $17,744,445 $17,201,394 $16,884,362 $17,043,845 Common shares outstanding 41,279,460 41,281,904 41,190,677 41,165,006 41,156,261 Tangible Common Equity To Tangible Assets 7.37% 7.31% 7.72% 7.67% 7.63% Book value per common share $57.00 $56.95 $57.91 $57.19 $57.45 Tangible book value per common share $31.55 $31.42 $32.25 $31.44 $31.61

26 APPENDIX Supplemental Information – Reconciliation of Non-GAAP Financial Measures (Unaudited) Reconciliation of Tangible Common Equity to Tangible Assets and Tangible Book Value Per Common Share – Annual Periods ($ in thousands, except per share information) December 31, 2022 December 31, 2021 December 31, 2020 December 31, 2019 December 31, 2018 Tangible Common Equity Total common stockholders equity $2,385,383 $2,576,650 $2,515,371 $2,339,773 $1,606,433 Adjustments: Goodwill (994,021) (994,021) (994,021) (994,021) (721,797) Other intangible assets, net (62,999) (75,490) (88,070) (100,741) (45,042) Tangible Common Equity $1,328,363 $1,507,139 $1,433,280 $1,245,011 $839,594 Tangible Assets Total Assets $18,258,414 $18,732,648 $17,753,476 $14,958,207 $9,849,965 Adjustments: Goodwill (994,021) (994,021) (994,021) (994,021) (721,797) Other intangible assets, net (62,999) (75,490) (88,070) (100,741) (45,042) Tangible Assets $17,201,394 $17,663,137 $16,671,385 $13,863,445 $9,083,126 Common shares outstanding 41,190,677 42,756,234 43,137,104 42,950,228 30,600,582 Tangible Common Equity To Tangible Assets 7.72% 8.53% 8.60% 8.98% 9.24% Book value per common share $57.91 $60.26 $58.31 $54.48 $52.50 Tangible book value per common share $32.25 $35.25 $33.23 $28.99 $27.44